EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: ML-CFC Commercial Mortgage Trust 2007-5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-5

  I, David Rodgers, certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as March 1, 2007 (the "Pooling and Servicing Agreement"), and relating to the Trust):

  1.I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this annual report on Form 10-K of the Trust (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    (i) CWCapital Asset Management LLC, as Special Servicer; (ii) CWCapital Asset Management LLC, as special servicer with respect to the Peter Cooper Village & Stuyvesant Town Trust Mortgage Loan under the Wachovia Bank Commercial Mortgage Trust Series 2007-C30 pooling and servicing agreement;
    (iii) First American Commercial Real Estate Services, Inc., as servicing function participant; (iv) Global Realty Outsourcing, Inc., as servicing function participant; (v) KeyCorp Real Estate Capital Markets, Inc., as Master Servicer No. 1; (vi) LaSalle Bank National Association, as Trustee and Custodian; (vii) Wachovia Bank, National Association, as master servicer with respect to the Peter Cooper Village & Stuyvesant Town Trust Mortgage Loan under the Wachovia Bank Commercial Mortgage Trust Series 2007-C30 pooling and servicing agreement; (viii) Wells Fargo Bank, National Association, as Certificate Administrator; (ix) Wells Fargo Bank, National Association, as custodian with respect to the Peter Cooper Village & Stuyvesant Town Trust Mortgage Loan under the Wachovia Bank Commercial Mortgage Trust Series 2007-C30 pooling and servicing agreement; (x) Wells Fargo Bank, National Association, as trustee with respect to the Peter Cooper Village & Stuyvesant Town Trust Mortgage Loan under the Wachovia Bank Commercial Mortgage Trust Series 2007-C30 pooling and servicing agreement; (xi) Wells Fargo Bank, National Association, as master servicer with respect to the FRIS Chicken Trust Mortgage Loan under the Morgan Stanley Capital I Inc. Commercial Mortgage Trust Series MSCI 2005-HQ6 pooling and servicing agreement; and (xii) Wells Fargo Bank, National Association, as Master Servicer No. 2.

    Dated:   March 26, 2008


    /s/ David Rodgers
    Signature

    Executive Vice President
    and Chief Officer in Charge of Commercial Mortgage Securitization (senior officer in charge of securitization of the depositor)